NEWS RELEASE
Molson Coors Beverage Company Reports 2025 Second Quarter Results
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Golden, Colorado and Montréal, Québec – August 5, 2025 – Molson Coors Beverage Company ("MCBC," "Molson Coors" or "the Company") (NYSE: TAP, TAP.A; TSX: TPX.A, TPX.B) today reported results for the 2025 second quarter.
2025 SECOND QUARTER FINANCIAL HIGHLIGHTS1
•Net sales decreased 1.6% reported and 2.6% in constant currency.
•U.S. GAAP income before income taxes decreased 0.9% to $554.9 million.
•Underlying (Non-GAAP) income before income taxes was $531.5 million, a decrease of 0.8% in constant currency.
•U.S. GAAP net income attributable to MCBC of $428.7 million, $2.13 per share on a diluted basis. Underlying (Non-GAAP) diluted EPS of $2.05 increased 6.8%.
•Updated or reaffirmed 2025 full year guidance for the following key financial metrics:
◦Net sales: 3% to 4% decline on a constant currency basis, compared to low single-digit decline, previously
◦Underlying (Non-GAAP) income (loss) before income taxes: 12% to 15% decline on a constant currency basis, compared to a low-single digit decline, previously
◦Underlying (Non-GAAP) diluted earnings per share: 7% to 10% decline compared to a low single-digit growth, previously
◦Underlying (Non-GAAP) net interest expense: $225 million, plus or minus 5%, compared to $215 million, plus or minus 5%, previously
◦Underlying (Non-GAAP) free cash flow: $1.3 billion, plus or minus 10%, remains unchanged
1 See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.

CEO AND CFO PERSPECTIVES

Gavin Hattersley, President and Chief Executive Officer Statement:
"We continue to view the incremental softness in the industry performance this year as cyclical, and we continue to believe in Molson Coors' ability to achieve its long-term growth objectives. That said, our second quarter financial results were impacted by the macroeconomic environment and its broad effects on the beer industry and consumer, our softer U.S. share performance, as well as the resulting impact of volume deleverage. Additionally, in the quarter we experienced expected headwinds primarily from the discontinuation of our contract brewing arrangements in the Americas at the end of 2024. This was all partially offset by strong price and mix growth across both business units, favorable timing of U.S. shipments and lower MG&A largely due to reduced incentive compensation and the timing of marketing spend.
As a result of the anticipated ongoing macroeconomic impacts on the industry, our lower-than-expected U.S. share performance, and higher-than-expected indirect tariff impacts on the pricing of aluminum, in particular the Midwest Premium pricing, we have adjusted our 2025 full year top and bottom-line guidance. However, we are reaffirming our annual underlying free cash flow guidance of $1.3 billion plus or minus 10% due to expected higher cash tax benefits and favorable working capital.
While navigating these macroeconomic pressures, we have continued to execute our Acceleration Plan and prudently invest behind our business and our brands to support long-term profitable growth. Collectively, we have held most of the share gains over the last three years for our core U.S. power brands – Coors Light, Miller Lite, and Coors Banquet. We remain committed to our premiumization plans: in EMEA&APAC behind the strength of Madri, in Canada with continued growth in Miller Lite and our flavor portfolio, and in the U.S. with Peroni and our partnership with Fever-Tree as well as continued focus against Blue Moon."

Tracey Joubert, Chief Financial Officer Statement:
"We are pleased with the strength of our balance sheet and cash generation, which is particularly important during a challenging macroeconomic environment. It has allowed us to continue to execute our strategic growth initiatives as well as return $500 million to shareholders for the first half of the year through a competitive dividend and accelerated pace of share repurchases. We are committed to protecting and growing our underlying free cash flow while making prudent capital allocation decisions that support the long-term health of our business and brands and returning even more cash to shareholders."

CONSOLIDATED PERFORMANCE - SECOND QUARTER 2025

	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	June 30, 2025	June 30, 2024	Reported Increase (Decrease)	Foreign Exchange Impact	Constant Currency Increase (Decrease)(1)
Net sales	$3,200.8	$3,252.3	(1.6)%	$32.8	(2.6)%
U.S. GAAP income (loss) before income taxes	$554.9	$559.9	(0.9)%	$3.9	(1.6)%
Underlying income (loss) before income taxes(1)	$531.5	$531.2	0.1%	$4.4	(0.8)%
U.S. GAAP net income (loss)(2)	$428.7	$427.0	0.4%
Per diluted share(4)	$2.13	$2.03	4.9%
Underlying net income (loss)(1)	$412.3	$404.2	2.0%
Per diluted share	$2.05	$1.92	6.8%
Financial volume(3)	20.870	22.430	(7.0)%
Brand volume(3)	20.612	21.715	(5.1)%

	For the Six Months Ended
($ in millions, except per share data) (Unaudited)	June 30, 2025	June 30, 2024	Reported Increase (Decrease)	Foreign Exchange Impact	Constant Currency Increase (Decrease)(1)
Net sales	$5,504.9	$5,848.7	(5.9)%	$11.7	(6.1)%
U.S. GAAP income (loss) before income taxes	$711.2	$825.3	(13.8)%	$4.1	(14.3)%
Underlying income (loss) before income taxes(1)	$662.6	$790.0	(16.1)%	$4.8	(16.7)%
U.S. GAAP net income (loss)(2)	$549.7	$634.8	(13.4)%
Per diluted share(4)	$2.71	$2.99	(9.4)%
Underlying net income (loss)(1)	$514.0	$607.0	(15.3)%
Per diluted share	$2.54	$2.86	(11.2)%
Financial volume(3)	36.279	40.404	(10.2)%
Brand volume(3)	36.159	38.614	(6.4)%
The reported percent change and the constant currency percent change in the above table are presented as (unfavorable) favorable.
(1)Represents income (loss) before income taxes and net income (loss) attributable to MCBC adjusted for non-GAAP items. See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.
(2)Net income (loss) attributable to MCBC.
(3)See Worldwide and Segment Brand and Financial Volume in the Appendix for definitions of financial volume and brand volume as well as the reconciliation from financial volume to brand volume.
QUARTERLY CONSOLIDATED HIGHLIGHTS (VERSUS SECOND QUARTER 2024 RESULTS)
•Net sales: The following table highlights the drivers of the change in net sales for the three months ended June 30, 2025, compared to June 30, 2024 (in percentages):

Net Sales Drivers (unaudited)
Financial volume	(7.0%)
Price and sales mix	4.4%
Currency	1.0%
Total consolidated net sales	(1.6%)

Net sales decreased 1.6%, driven by lower financial volumes, partially offset by favorable price and sales mix and favorable foreign currency impacts. Net sales decreased 2.6% in constant currency.
Financial volumes decreased 7.0%, primarily due to lower shipments in both the Americas and EMEA&APAC segments. Brand volumes decreased 5.1%, including a 4.0% decrease in the Americas as well as a 7.8% decrease in EMEA&APAC.
Price and sales mix favorably impacted net sales by 4.4%, primarily due to favorable sales mix and increased net pricing in both segments. Americas favorable sales mix was primarily driven by lower contract brewing volume. Net sales per hectoliter increased 5.8% reported and 4.7% on a constant currency basis.
•Cost of goods sold ("COGS"): decreased 0.2% on a reported basis, primarily due to lower financial volumes, partially offset by higher cost of goods sold per hectoliter and unfavorable foreign currency impacts of $21.3 million. COGS per hectoliter: increased 7.3% on a reported basis, primarily due to unfavorable mix driven by lower contract brewing volumes in the Americas segment and premiumization, volume deleverage, cost inflation related to materials and manufacturing expenses as well as unfavorable changes in our unrealized mark-to-market commodity derivative positions, partially offset by cost savings initiatives. Underlying (Non-GAAP) COGS per hectoliter: increased 4.9% in constant currency, primarily due to unfavorable mix driven by lower contract brewing volumes in the Americas segment and premiumization, volume deleverage as well as cost inflation related to materials and manufacturing expenses, partially offset by cost savings initiatives.

•Marketing, general & administrative ("MG&A"): decreased 4.9% on a reported basis, primarily due to timing of marketing investment and lower general and administrative expenses as a result of lower incentive compensation expense, partially offset by unfavorable foreign currency impacts of $7.3 million. Underlying (Non-GAAP) MG&A: decreased 5.8% in constant currency.
•U.S. GAAP income (loss) before income taxes: U.S. GAAP income before income taxes declined 0.9% on a reported basis, primarily due to lower financial volumes, cost inflation related to materials and manufacturing expenses as well as the unfavorable changes in our unrealized mark-to-market commodity derivative positions, partially offset by increased net pricing, favorable mix, lower MG&A expense, the favorable fair value adjustment of our investment in Fevertree Drinks plc and cost savings initiatives.
•Underlying (Non-GAAP) income (loss) before income taxes: Underlying income before income taxes decreased 0.8% in constant currency, primarily due to lower financial volumes and cost inflation related to materials and manufacturing expenses, partially offset by increased net pricing, favorable mix, lower MG&A expense and cost savings initiatives.
•Effective Tax Rate and Underlying (Non-GAAP) Effective Tax Rate

(Unaudited)	For the Three Months Ended
	June 30, 2025	June 30, 2024
U.S. GAAP effective tax rate	24%	24%
Underlying (Non-GAAP) effective tax rate(1)	23%	24%
(1)See Appendix for definitions and reconciliations of non-GAAP financial measures.
The second quarter U.S. GAAP effective tax rate and Underlying (Non-GAAP) effective tax rate were relatively flat compared to the prior year.
•Net income (loss) attributable to MCBC per diluted share: Net income attributable to MCBC per diluted share increased 4.9%, primarily due to a decrease in the weighted average diluted shares outstanding driven by share repurchases.
•Underlying (Non-GAAP) net income (loss) attributable to MCBC per diluted share: Underlying net income attributable to MCBC per diluted share increased 6.8%, primarily due to a decrease in the weighted average diluted shares outstanding driven by share repurchases.
QUARTERLY SEGMENT HIGHLIGHTS (VERSUS SECOND QUARTER 2024 RESULTS)
Americas Segment Overview
The following tables highlight the Americas segment results for the three and six months ended June 30, 2025, compared to June 30, 2024:

	For the Three Months Ended
($ in millions) (Unaudited)	June 30, 2025	June 30, 2024	Reported % Change	FX Impact	Constant Currency % Change (2)
Net sales(1)	$2,504.8	$2,575.9	(2.8)	$(3.5)	(2.6)
Income (loss) before income taxes(1)	$538.2	$487.1	10.5	$0.5	10.4
Underlying income (loss) before income taxes(1)(2)	$514.2	$487.4	5.5	$0.5	5.4

	For the Six Months Ended
($ in millions) (Unaudited)	June 30, 2025	June 30, 2024	Reported % Change	FX Impact	Constant Currency % Change (2)
Net sales(1)	$4,386.6	$4,721.3	(7.1)	$(19.4)	(6.7)
Income (loss) before income taxes(1)	$747.5	$807.7	(7.5)	$0.3	(7.5)
Underlying income (loss) before income taxes(1)(2)	$717.0	$808.5	(11.3)	$0.3	(11.4)

The reported percent change and the constant currency percent change in the above tables are presented as (unfavorable) favorable.
(1)Includes gross inter-segment volumes, sales and purchases, which are eliminated in the consolidated totals.
(2)Represents income (loss) before income taxes adjusted for non-GAAP items. See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.
Americas Segment Highlights (Versus Second Quarter 2024 Results)
•Net sales: The following table highlights the drivers of the change in net sales for the three months ended June 30, 2025, compared to June 30, 2024 (in percentages):

Net Sales Drivers (unaudited)
Financial volume	(6.6%)
Price and sales mix	4.0%
Currency	(0.2%)
Total Americas net sales	(2.8%)

The percent change in the above table is presented as (unfavorable) favorable.
Net sales decreased 2.8%, driven by lower financial volumes and unfavorable foreign currency impacts, partially offset by favorable price and sales mix. Net sales decreased 2.6% in constant currency.
Financial volumes decreased 6.6%, primarily due to lower U.S. brand volume and an approximate 3% impact from lower contract brewing volume related to the exit of contract brewing arrangements in both the U.S. and Canada at the end of 2024, partially offset by favorable timing of U.S. shipments. Americas brand volumes decreased 4.0%, including a 5.3% decrease in the U.S., impacted by the macroeconomic environment resulting in industry softness as well as lower share performance.
Price and sales mix favorably impacted net sales by 4.0%, primarily due to favorable sales mix as a result of lower contract brewing volumes and positive brand mix as well as increased net pricing. Net sales per hectoliter increased 4.2% reported and 4.3% on a constant currency basis.
•U.S. GAAP income (loss) before income taxes: U.S. GAAP income before income taxes increased 10.5% on a reported basis, primarily due to favorable mix, increased net pricing, lower MG&A expense, favorable unrealized fair value adjustment of the investment in Fevertree Drinks plc and cost savings initiatives, partially offset by lower financial volumes and cost inflation related to materials and manufacturing expenses. Lower MG&A spend was primarily due to timing of marketing investment and lower incentive compensation.
•Underlying (Non-GAAP) income (loss) before income taxes: Underlying income before income taxes increased 5.4% in constant currency, primarily due to favorable mix, increased net pricing, lower MG&A expense and cost savings initiatives, partially offset by lower financial volumes and cost inflation related to materials and manufacturing expenses.
EMEA&APAC Segment Overview
The following tables highlight the EMEA&APAC segment results for the three and six months ended June 30, 2025, compared to June 30, 2024:

	For the Three Months Ended
($ in millions) (Unaudited)	June 30, 2025	June 30, 2024	Reported % Change	FX Impact	Constant Currency % Change (2)
Net sales(1)	$703.9	$683.3	3.0	$36.3	(2.3)
Income (loss) before income taxes(1)	$64.8	$81.2	(20.2)	$5.4	(26.8)
Underlying income (loss) before income taxes(1)(2)	$72.4	$81.0	(10.6)	$5.9	(17.9)

	For the Six Months Ended
($ in millions) (Unaudited)	June 30, 2025	June 30, 2024	Reported % Change	FX Impact	Constant Currency % Change (2)
Net sales(1)	$1,131.2	$1,138.0	(0.6)	$31.1	(3.3)
Income (loss) before income taxes(1)	$45.6	$70.2	(35.0)	$7.4	(45.6)
Underlying income (loss) before income taxes(1)(2)	$53.2	$63.7	(16.5)	$7.9	(28.9)

The reported percent change and the constant currency percent change in the above tables are presented as (unfavorable) favorable.
(1)Includes gross inter-segment volumes, sales and purchases, which are eliminated in the consolidated totals.
(2)Represents income (loss) before income taxes adjusted for non-GAAP items. See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.
EMEA&APAC Segment Highlights (Versus Second Quarter 2024 Results)
•Net sales: The following table highlights the drivers of the change in net sales for the three months ended June 30, 2025, compared to June 30, 2024 (in percentages):

Net Sales Drivers (unaudited)
Financial volume	(7.8%)
Price and sales mix	5.5%
Currency	5.3%
Total EMEA&APAC net sales	3.0%

The percent change in the above table is presented as (unfavorable) favorable.
Net sales increased 3.0%, driven by favorable price and sales mix and favorable foreign currency impacts, partially offset by lower financial volumes. Net sales decreased 2.3% in constant currency.
Financial and brand volumes decreased 7.8%, primarily due to lower volumes across all regions driven by soft market demand and a heightened competitive landscape.
Price and sales mix favorably impacted net sales by 5.5%, primarily due to geographic mix, premiumization and higher factored brand volumes, as well as increased net pricing. Net sales per hectoliter increased 11.8% reported and 6.0% on a constant currency basis.
•U.S. GAAP income (loss) before income taxes: U.S. GAAP income before income taxes decreased 20.2% on a reported basis primarily due to lower financial volumes and higher U.K. waste management fees as a result of the change in the extended producer responsibility regulations, partially offset by lower MG&A expense driven by lower incentive compensation and cost savings, increased net pricing and favorable mix, as well as favorable foreign currency impacts of $5.4 million.
•Underlying (Non-GAAP) income (loss) before income taxes: Underlying income before income taxes decreased 17.9% in constant currency, primarily due to lower financial volumes and higher U.K. waste management fees as a result of the change in the extended producer responsibility regulations, partially offset by lower MG&A expense driven by lower incentive compensation and cost savings, increased net pricing and favorable mix.
CASH FLOW AND LIQUIDITY HIGHLIGHTS
•U.S. GAAP cash from operations: Net cash provided by operating activities of $627.6 million for the six months ended June 30, 2025, decreased $267.0 million compared to $894.6 million for the six months ended June 30, 2024. The decrease in net cash provided by operating activities was primarily due to lower net income adjusted for non-cash items, the unfavorable movement of working capital and higher interest paid, partially offset by lower income taxes paid. The unfavorable movement of working capital was primarily driven by the $60.6 million payment as final resolution of the Keystone litigation case and the timing of payables and inventories, partially offset by lower payments for prior year annual incentive compensation and the timing of receivables.

•Underlying (Non-GAAP) free cash flow: Cash provided of $293.5 million for the six months ended June 30, 2025, represents a decrease in cash provided of $211.5 million from the prior year, which was primarily due to a decline in operating cash flows, partially offset by cash impact of non-GAAP adjustment of $60.6 million payment as final resolution of the Keystone litigation case.
•Debt: Total debt as of June 30, 2025, was $6,319.3 million and cash and cash equivalents totaled $613.8 million, resulting in net debt of $5,705.5 million and a net debt to underlying EBITDA ratio of 2.41x. As of June 30, 2024, our net debt to underlying EBITDA ratio was 2.13x.
•Dividends: We paid cash dividends of $192.7 million and $188.4 million for the six months ended June 30, 2025 and June 30, 2024, respectively.
•Share Repurchase Program: We paid $306.8 million and $375.3 million, including brokerage commissions, for share repurchases during the six months ended June 30, 2025 and June 30, 2024, respectively.
2025 OUTLOOK
We have adjusted our 2025 guidance for certain key financial metrics due to the impacts of the global macroeconomic environment on the beer industry and consumer trends along with lower-than-expected U.S. share performance. While we have included in our guidance our best estimate of some of these factors, including the indirect tariff impacts on the pricing of aluminum, in particular the Midwest Premium, the impacts of these trends are difficult to predict and include inherent uncertainties that could impact our financial performance beyond what is contemplated in our guidance.
•Net sales: 3% to 4% decline on a constant currency basis, compared to low single-digit decline, previously
•Underlying (Non-GAAP) income (loss) before income taxes: 12%-15% decline on a constant currency basis, compared to a low-single digit decline, previously
•Underlying (Non-GAAP) diluted earnings per share: 7%-10% decline compared to a low single-digit growth, previously
•Underlying (Non-GAAP) net interest expense: $225 million, plus or minus 5%, compared to $215 million, plus or minus 5%, previously
•Capital expenditures: $650 million incurred, plus or minus 5% remained unchanged from the first quarter of 2025
•Underlying (Non-GAAP) free cash flow: $1.3 billion, plus or minus 10%
•Underlying (Non-GAAP) depreciation and amortization: $675 million, plus or minus 5%
•Underlying (Non-GAAP) effective tax rate: in the range of 22% to 24%
SUBSEQUENT EVENTS
On July 16, 2025, our Board declared a dividend of $0.47 per share, to be paid on September 19, 2025, to shareholders of Class A and Class B common stock of record on September 5, 2025. Shareholders of exchangeable shares will receive the CAD equivalent of dividends declared on Class A and Class B common stock, equal to CAD 0.64 per share.
On July 4, 2025, the One Big Beautiful Bill Act ("OBBBA") was enacted into law in the U.S. The OBBBA permanently extends certain expiring provisions from the Tax Cuts and Jobs Act of 2017, including accelerated tax recovery for certain capital investments and research and development expenditures and the business interest expense limitation. Additionally, the OBBBA includes changes to the taxation of foreign income for U.S.-domiciled businesses. While we are currently evaluating the impact of the OBBBA to the Company, we do anticipate a decrease in our current year cash tax liability as a result of the OBBBA.
NOTES
Unless otherwise indicated in this release, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s second quarter ended June 30, 2025, compared to the second quarter ended June 30, 2024. Some numbers may not sum due to rounding.

CONTACTS

Investor Relations	News Media
Traci Mangini, (415) 308-0151	Rachel Gellman Johnson, (314) 452-9673
2025 SECOND QUARTER INVESTOR CONFERENCE CALL
Molson Coors Beverage Company will conduct an earnings conference call with financial analysts and investors at 8:30 a.m. Eastern Time today to discuss the Company’s 2025 second quarter results. The live webcast will be accessible via our website, ir.molsoncoors.com. An online replay of the webcast is expected to be posted within two hours following the live webcast. The Company will post this release and related financial statements on its website today.
OVERVIEW OF MOLSON COORS BEVERAGE COMPANY
For more than two centuries, we have brewed beverages that unite people to celebrate all life’s moments. From our core power brands Coors Light, Miller Lite, Coors Banquet, Molson Canadian, Carling and Ožujsko to our above premium brands including Madrí Excepcional, Staropramen, Blue Moon Belgian White and Leinenkugel’s Summer Shandy, to our economy and value brands like Miller High Life and Keystone Light, we produce many beloved and iconic beers. While our Company's history is rooted in beer, we offer a modern portfolio that expands beyond the beer aisle as well, including flavored beverages like Vizzy Hard Seltzer, spirits like Five Trail whiskey and non-alcoholic beverages. We also have partner brands, such as Simply Spiked, ZOA Energy, Fever-Tree, among others, through license, distribution, partnership and joint venture agreements. As a business, our ambition is to be the first choice for our people, our consumers and our customers, and our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.
To learn more about Molson Coors Beverage Company, visit molsoncoors.com.
ABOUT MOLSON COORS CANADA INC.
Molson Coors Canada Inc. ("MCCI") is a subsidiary of Molson Coors Beverage Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words "expects," "intend," "goals," "plans," "believes," "confidence," "view," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "potential," "projects," "strategies," "implies," and variations of such words and similar expressions are intended to identify forward-looking statements. Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements under the headings "CEO and CFO Perspectives" and "2025 Outlook," with respect to, among others, expectations and impacts of cost inflation and tariffs, limited consumer disposable income, consumer preferences, overall volume and market share trends, our competitive position, pricing trends, macroeconomic forces, beverage industry trends, cost reduction strategies, execution of our Acceleration Plan, shipment levels and profitability, the sufficiency of capital resources, anticipated results, expectations for funding future capital expenditures and operations, effective tax rate, debt service capabilities, timing and amounts of debt and leverage levels, Preserving the Planet and related initiatives, expectations regarding the impact of the OBBBA on our current year cash tax liability and expectations regarding future dividends and share repurchases. In addition, statements that we make in this press release that are not statements of historical fact may also be forward-looking statements.

Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MARKET AND INDUSTRY DATA
The market and industry data used, if any, in this press release are based on independent industry publications, customer specific data, trade or business organizations, reports by market research firms and other published statistical information from third parties, including Circana (formerly Information Resources, Inc.) for U.S. market data and Beer Canada for Canadian market data (collectively, the “Third Party Information”), as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Such Third Party Information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable.

APPENDIX
STATEMENTS OF OPERATIONS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

(In millions, except per share data) (Unaudited)	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Sales	$3,740.0	$3,838.1	$6,430.2	$6,887.4
Excise taxes	(539.2)	(585.8)	(925.3)	(1,038.7)
Net sales	3,200.8	3,252.3	5,504.9	5,848.7
Cost of goods sold	(1,918.9)	(1,922.4)	(3,372.1)	(3,555.3)
Gross profit	1,281.9	1,329.9	2,132.8	2,293.4
Marketing, general and administrative expenses	(693.1)	(728.5)	(1,346.3)	(1,383.1)
Other operating income (expense), net	(9.2)	0.1	(25.1)	6.4
Equity income (loss)	4.0	(1.9)	8.5	(2.8)
Operating income (loss)	583.6	599.6	769.9	913.9
Interest income (expense), net	(58.5)	(51.2)	(115.1)	(99.6)
Other pension and postretirement benefits (costs), net	3.5	7.3	7.3	14.7
Other non-operating income (expense), net	26.3	4.2	49.1	(3.7)
Income (loss) before income taxes	554.9	559.9	711.2	825.3
Income tax benefit (expense)	(130.6)	(134.6)	(163.8)	(190.1)
Net income (loss)	424.3	425.3	547.4	635.2
Net (income) loss attributable to noncontrolling interests	4.4	1.7	2.3	(0.4)
Net income (loss) attributable to MCBC	$428.7	$427.0	$549.7	$634.8

Basic net income (loss) attributable to MCBC per share	$2.14	$2.03	$2.73	$3.00
Diluted net income (loss) attributable to MCBC per share	$2.13	$2.03	$2.71	$2.99

Weighted average shares outstanding - basic	200.5	210.0	201.7	211.3
Weighted average shares outstanding - diluted	201.2	210.8	202.6	212.5

Dividends per share	$0.47	$0.44	$0.94	$0.88

BALANCE SHEETS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

(In millions, except par value) (Unaudited)	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$613.8	$969.3
Trade receivables, net	1,021.7	693.1
Other receivables, net	133.7	149.8
Inventories, net	902.0	727.8
Other current assets, net	404.9	308.4
Total current assets	3,076.1	2,848.4
Property, plant and equipment, net	4,633.4	4,460.4
Goodwill	5,592.0	5,582.3
Other intangibles, net	12,394.4	12,195.2
Other assets	1,130.8	978.0
Total assets	$26,826.7	$26,064.3
Liabilities and equity
Current liabilities
Accounts payable and other current liabilities	$3,178.3	$3,013.0
Current portion of long-term debt and short-term borrowings	62.3	32.2
Total current liabilities	3,240.6	3,045.2
Long-term debt	6,257.0	6,113.9
Pension and postretirement benefits	415.1	416.7
Deferred tax liabilities	2,794.2	2,733.4
Other liabilities	323.1	302.4
Total liabilities	13,030.0	12,611.6
Redeemable noncontrolling interest	160.4	168.5
Molson Coors Beverage Company stockholders' equity
Capital stock
Preferred stock, $0.01 par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value (authorized: 500.0 shares; issued: 216.1 shares and 215.5 shares, respectively)	2.2	2.1
Class A exchangeable shares, no par value (issued and outstanding: 2.7 shares and 2.7 shares, respectively)	100.8	100.8
Class B exchangeable shares, no par value (issued and outstanding: 7.1 shares and 7.2 shares, respectively)	266.9	271.1
Paid-in capital	7,230.6	7,223.6
Retained earnings	8,597.5	8,238.0
Accumulated other comprehensive income (loss)	(1,066.9)	(1,362.4)
Class B common stock held in treasury at cost (30.3 shares and 24.8 shares, respectively)	(1,690.4)	(1,380.8)
Total Molson Coors Beverage Company stockholders' equity	13,440.7	13,092.4
Noncontrolling interests	195.6	191.8
Total equity	13,636.3	13,284.2
Total liabilities and equity	$26,826.7	$26,064.3

CASH FLOW STATEMENTS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

(In millions) (Unaudited)	For the Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net income (loss) including noncontrolling interests	$547.4	$635.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	350.4	336.7
Amortization of debt issuance costs and discounts	2.6	2.7
Share-based compensation	18.9	24.2
(Gain) loss on sale or impairment of property, plant, equipment and other assets, net	(6.1)	(6.4)
Unrealized (gain) loss on foreign currency fluctuations, fair value investments and derivative instruments, net	(77.4)	(28.0)
Equity (income) loss	(8.5)	2.8
Income tax (benefit) expense	163.8	190.1
Income tax (paid) received	(58.0)	(105.2)
Interest expense, excluding amortization of debt issuance costs and discounts	120.3	110.5
Interest paid	(137.2)	(102.5)
Other non-cash items, net	(2.1)	—
Change in current assets and liabilities (net of impact of business combinations) and other	(286.5)	(165.5)
Net cash provided by (used in) operating activities	627.6	894.6
Cash flows from investing activities
Additions to property, plant and equipment	(400.6)	(392.2)
Proceeds from sales of property, plant, equipment and other assets	4.4	10.3
Acquisition of business, net of cash acquired	(20.8)	—
Other	(82.7)	0.5
Net cash provided by (used in) investing activities	(499.7)	(381.4)
Cash flows from financing activities
Dividends paid	(192.7)	(188.4)
Payments for purchases of treasury stock	(306.8)	(375.3)
Payments on debt and borrowings	(5.8)	(3.4)
Proceeds on debt and borrowings	—	863.7
Other	(0.9)	(11.0)
Net cash provided by (used in) financing activities	(506.2)	285.6
Effect of foreign exchange rate changes on cash and cash equivalents	22.8	(20.4)
Net increase (decrease) in cash and cash equivalents	(355.5)	778.4
Balance at beginning of year	969.3	868.9
Balance at end of period	$613.8	$1,647.3

SUMMARIZED SEGMENT RESULTS (hectoliter volume and $ in millions) (Unaudited)

Americas	Q2 2025	Q2 2024	Reported % Change	FX Impact	Constant Currency % Change(3)	YTD 2025	YTD 2024	Reported % Change	FX Impact	Constant Currency % Change(3)
Net sales(1)	$2,504.8	$2,575.9	(2.8)	$(3.5)	(2.6)	$4,386.6	$4,721.3	(7.1)	$(19.4)	(6.7)
COGS(1)(2)	$(1,468.4)	$(1,525.7)	3.8	$2.4	3.6	$(2,638.3)	$(2,841.2)	7.1	$12.5	6.7
MG&A	$(526.4)	$(560.7)	6.1	$1.0	5.9	$(1,040.7)	$(1,067.4)	2.5	$7.1	1.8
Income (loss) before income taxes	$538.2	$487.1	10.5	$0.5	10.4	$747.5	$807.7	(7.5)	$0.3	(7.5)
Underlying income (loss) before income taxes(3)	$514.2	$487.4	5.5	$0.5	5.4	$717.0	$808.5	(11.3)	$0.3	(11.4)
Financial volume(1)(4)	15.307	16.396	(6.6)			27.049	30.306	(10.7)
Brand volume	15.038	15.670	(4.0)			26.969	28.561	(5.6)
EMEA&APAC	Q2 2025	Q2 2024	Reported % Change	FX Impact	Constant Currency % Change(3)	YTD 2025	YTD 2024	Reported % Change	FX Impact	Constant Currency % Change(3)
Net sales(1)	$703.9	$683.3	3.0	$36.3	(2.3)	$1,131.2	$1,138.0	(0.6)	$31.1	(3.3)
COGS(1)(2)	$(465.4)	$(431.9)	(7.8)	$(23.7)	(2.3)	$(772.4)	$(753.5)	(2.5)	$(19.5)	0.1
MG&A	$(166.7)	$(167.8)	0.7	$(8.3)	5.6	$(305.6)	$(315.7)	3.2	$(5.7)	5.0
Income (loss) before income taxes	$64.8	$81.2	(20.2)	$5.4	(26.8)	$45.6	$70.2	(35.0)	$7.4	(45.6)
Underlying income (loss) before income taxes(3)	$72.4	$81.0	(10.6)	$5.9	(17.9)	$53.2	$63.7	(16.5)	$7.9	(28.9)
Financial volume(1)(4)	5.564	6.037	(7.8)			9.233	10.101	(8.6)
Brand volume	5.574	6.045	(7.8)			9.190	10.053	(8.6)
Unallocated & Eliminations	Q2 2025	Q2 2024	Reported % Change	FX Impact	Constant Currency % Change(3)	YTD 2025	YTD 2024	Reported % Change	FX Impact	Constant Currency % Change(3)
Net sales	$(7.9)	$(6.9)	(14.5)	$—	(14.5)	$(12.9)	$(10.6)	(21.7)	—	(21.7)
COGS(2)	$14.9	$35.2	(57.7)	$—	(57.7)	$38.6	$39.4	(2.0)	$(0.2)	(1.5)
Income (loss) before income taxes	$(48.1)	$(8.4)	(472.6)	$(2.0)	(448.8)	$(81.9)	$(52.6)	(55.7)	$(3.6)	(48.9)
Underlying income (loss) before income taxes(3)	$(55.1)	$(37.2)	(48.1)	$(2.0)	(42.7)	$(107.6)	$(82.2)	(30.9)	$(3.4)	(26.8)
Financial volume	(0.001)	(0.003)	N/M			(0.003)	(0.003)	N/M
Consolidated	Q2 2025	Q2 2024	Reported % Change	FX Impact	Constant Currency % Change(3)	YTD 2025	YTD 2024	Reported % Change	FX Impact	Constant Currency % Change(3)
Net sales	$3,200.8	$3,252.3	(1.6)	$32.8	(2.6)	$5,504.9	$5,848.7	(5.9)	$11.7	(6.1)
COGS	$(1,918.9)	$(1,922.4)	0.2	$(21.3)	1.3	$(3,372.1)	$(3,555.3)	5.2	$(7.2)	5.4
MG&A	$(693.1)	$(728.5)	4.9	$(7.3)	5.9	$(1,346.3)	$(1,383.1)	2.7	$1.4	2.6
Income (loss) before income taxes	$554.9	$559.9	(0.9)	$3.9	(1.6)	$711.2	$825.3	(13.8)	$4.1	(14.3)
Underlying income (loss) before income taxes(3)	$531.5	$531.2	0.1	$4.4	(0.8)	$662.6	$790.0	(16.1)	$4.8	(16.7)
Financial volume(4)	20.870	22.430	(7.0)			36.279	40.404	(10.2)
Brand volume	20.612	21.715	(5.1)			36.159	38.614	(6.4)
N/M = not meaningful

The reported percent change and the constant currency percent change in the above table are presented as (unfavorable) favorable.
(1)Includes gross inter-segment volumes, sales and purchases, which are eliminated in the consolidated totals.
(2)The unrealized changes in fair value on our commodity swaps, which are economic hedges, are recorded as COGS within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivative without the resulting unrealized mark-to-market volatility.
(3)Represents income (loss) before taxes adjusted for non-GAAP items. See the Non-GAAP Measures and Reconciliations section for definitions and reconciliations of non-GAAP financial measures including constant currency.
(4)Financial volume in hectoliters for the Americas and EMEA&APAC segments excludes royalty volume of 0.693 million hectoliters and 0.336 million hectoliters, respectively, for the three months ended June 30, 2025 and excludes royalty volume of 0.578 million hectoliters and 0.325 million hectoliters, respectively, for the three months ended June 30, 2024. Financial volume in hectoliters for the Americas and EMEA&APAC segments excludes royalty volume of 1.366 million hectoliters and 0.556 million hectoliters, respectively, for the six months ended June 30, 2025 and excludes royalty volume of 1.169 million hectoliters and 0.543 million hectoliters respectively, for the six months ended June 30, 2024.
WORLDWIDE AND SEGMENT BRAND AND FINANCIAL VOLUME (in millions of hectoliters) (Unaudited)

	For the Three Months Ended
Americas	June 30, 2025	June 30, 2024	Change
Financial Volume	15.307	16.396	(6.6)%
Contract brewing and wholesale/factored volume	(0.415)	(0.930)	(55.4)%
Royalty volume	0.693	0.578	19.9%
Sales-To-Wholesaler to Sales-To-Retail adjustment and other(1)	(0.547)	(0.374)	46.3%
Total Americas Brand Volume	15.038	15.670	(4.0)%

EMEA&APAC	June 30, 2025	June 30, 2024	Change
Financial Volume	5.564	6.037	(7.8)%
Contract brewing and wholesale/factored volume	(0.326)	(0.317)	2.8%
Royalty volume	0.336	0.325	3.4%
Total EMEA&APAC Brand Volume	5.574	6.045	(7.8)%

Consolidated	June 30, 2025	June 30, 2024	Change
Financial Volume	20.870	22.430	(7.0)%
Contract brewing and wholesale/factored volume	(0.741)	(1.247)	(40.6)%
Royalty volume	1.029	0.903	14.0%
Sales-To-Wholesaler to Sales-To-Retail adjustment and other	(0.546)	(0.371)	47.2%
Total Worldwide Brand Volume	20.612	21.715	(5.1)%

	For the Six Months Ended
Americas	June 30, 2025	June 30, 2024	Change
Financial Volume	27.049	30.306	(10.7)%
Contract brewing and wholesale/factored volume	(0.800)	(1.800)	(55.6)%
Royalty volume	1.366	1.169	16.9%
Sales-To-Wholesaler to Sales-To-Retail adjustment and other(1)	(0.646)	(1.114)	(42.0)%
Total Americas Brand Volume	26.969	28.561	(5.6)%

EMEA&APAC	June 30, 2025	June 30, 2024	Change
Financial Volume	9.233	10.101	(8.6)%
Contract brewing and wholesale/factored volume	(0.599)	(0.591)	1.4%
Royalty volume	0.556	0.543	2.4%
Total EMEA&APAC Brand Volume	9.190	10.053	(8.6)%

Consolidated	June 30, 2025	June 30, 2024	Change
Financial Volume	36.279	40.404	(10.2)%
Contract brewing and wholesale/factored volume	(1.399)	(2.391)	(41.5)%
Royalty volume	1.922	1.712	12.3%
Sales-To-Wholesaler to Sales-To-Retail adjustment and other	(0.643)	(1.111)	(42.1)%
Total Worldwide Brand Volume	36.159	38.614	(6.4)%

(1)Includes gross inter-segment volumes which are eliminated in the consolidated totals.
Worldwide brand volume (or "brand volume" when discussed by segment) reflects owned or actively managed brands sold to unrelated external customers within our geographic markets (net of returns and allowances), royalty volume and our proportionate share of equity investment worldwide brand volume calculated consistently with MCBC owned volume. Financial volume represents owned or actively managed brands sold to unrelated external customers within our geographical markets, net of returns and allowances as well as contract brewing, wholesale non-owned brand volume and company-owned distribution volume. Contract brewing and wholesale/factored volume is included within financial volume, but is removed from worldwide brand volume, as this is non-owned volume for which we do not directly control performance. Factored volume in our EMEA&APAC segment represents the distribution of beer, wine, spirits and other products owned and produced by other companies to the on-premise channel such as bars and restaurants, which is a common arrangement in the U.K. Royalty volume consists of our brands produced and sold by third parties under various license and contract brewing agreements and, because this is owned volume, it is included in worldwide brand volume. Our worldwide brand volume definition also includes an adjustment from Sales-to-Wholesaler ("STW") volume to Sales-to-Retailer ("STR") volume. We believe the brand volume metric is important because, unlike financial volume and STWs, it provides the closest indication of the performance of our brands in relation to market and competitor sales trends.
We also utilize net sales per hectoliter and COGS per hectoliter, as well as the year over year changes in these metrics, as key metrics for analyzing our results. These metrics are calculated as net sales and COGS per our unaudited condensed consolidated statements of operations divided by financial volume for the respective period. We believe these metrics are important and useful for investors and management because it provides an indication of the trends of price and sales mix on our net sales and the trends of sales mix and other cost impacts on our COGS.

NON-GAAP MEASURES AND RECONCILIATIONS
Use of Non-GAAP Measures
In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also use non-GAAP financial measures, as listed and defined below, for operational and financial decision making and to assess Company and segment business performance. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We have provided reconciliations of all historical non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure.
Our management uses these metrics to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe these measures are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance.
•Underlying Income (Loss) before Income Taxes (Closest GAAP Metric: Income (Loss) Before Income Taxes) – Measure of the Company’s or segment's income (loss) before income taxes excluding the impact of certain non-GAAP adjustment items from our U.S. GAAP financial statements. Non-GAAP adjustment items include goodwill and other intangible and tangible asset impairments, certain restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective, involve significant management judgment and can vary substantially from company to company.
•Underlying COGS (Closest GAAP Metric: COGS) – Measure of the Company’s COGS adjusted to exclude non-GAAP adjustment items (as defined above). Non-GAAP adjustment items include, among other items, unrealized mark-to-market gains and losses on our commodity derivative instruments, which are economic hedges, and are recorded through COGS within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivatives without the resulting unrealized mark-to-market volatility.
We also use underlying COGS per hectoliter, as well as the year over year change in such metric, as a key metric for analyzing our results. This metric is calculated as underlying COGS divided by financial volume for the respective period.
•Underlying MG&A (Closest GAAP Metric: MG&A) – Measure of the Company’s MG&A expense excluding the impact of certain non-GAAP adjustment items (as defined above).
•Underlying net interest income (expense), net (Closest GAAP Metric: Interest income (expense), net) – Measure of the Company's net interest expense adjusted to exclude adjustments to the redemption value of mandatorily redeemable noncontrolling interests.
•Underlying net income (loss) attributable to MCBC (Closest GAAP Metric: Net income (loss) attributable to MCBC) – Measure of net income (loss) attributable to MCBC excluding the impact of income (loss) before income tax non-GAAP adjustment items (as defined above), adjustments to the carrying value of redeemable noncontrolling interests resulting from subsequent changes in the redemption value of such interests, the related tax effects of non-GAAP adjustment items and certain other discrete tax items.

•Underlying net income (loss) attributable to MCBC per diluted share (also referred to as Underlying Diluted Earnings per Share) (Closest GAAP Metric: Net income (loss) attributable to MCBC per diluted share) – Measure of underlying net income (loss) attributable to MCBC (as defined above) per diluted share. If applicable, a reported net loss attributable to MCBC per diluted share is calculated using the basic share count due to dilutive shares being antidilutive. If underlying net income (loss) attributable to MCBC becomes income excluding the impact of our non-GAAP adjustment items, we include the incremental dilutive shares, using the treasury stock method, into the dilutive shares outstanding.
•Underlying effective tax rate (Closest GAAP Metric: Effective Tax Rate) – Measure of the Company’s effective tax rate excluding the related tax impact of pre-tax non-GAAP adjustment items (as defined above) and certain other discrete tax items. Discrete tax items include certain significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items.
•Underlying free cash flow (Closest GAAP Metric: Net Cash Provided by (Used in) Operating Activities) – Measure of the Company’s operating cash flow calculated as Net Cash Provided by (Used In) Operating Activities less Additions to property, plant and equipment and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items (as defined above). We consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-GAAP adjustment items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure.
•Underlying depreciation and amortization (Closest GAAP Metric: Depreciation & Amortization) – Measure of the Company’s depreciation and amortization excluding the impact of non-GAAP adjustment items (as defined above). These adjustments primarily consist of accelerated depreciation or amortization taken related to the Company’s strategic exit or restructuring activities.
•Net debt and net debt to underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") (Closest GAAP Metrics: Cash, Debt, & Net Income (Loss)) – Measure of the Company’s leverage calculated as net debt (defined as current portion of long-term debt and short-term borrowings plus long-term debt less cash and cash equivalents) divided by the trailing twelve month underlying EBITDA. Underlying EBITDA is calculated as Net income (loss) excluding Interest expense (income), net, Income tax expense (benefit), depreciation and amortization and the impact of non-GAAP adjustment items (as defined above). Effective January 1, 2025, on a prospective basis, Underlying EBITDA excludes amortization of cloud-based software implementation costs. This measure is not the same as the Company’s maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA.
•Constant currency - Constant currency is a non-GAAP measure utilized to measure performance, excluding the impact of translational and certain transactional foreign currency movements, and is intended to be indicative of results in local currency. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. We present all percentage changes for net sales, underlying COGS, underlying MG&A and underlying income (loss) before income taxes in constant currency and calculate the impact of foreign exchange by translating our current period local currency results (that also include the impact of the comparable prior period currency hedging activities) at the average exchange rates during the respective period throughout the year used to translate the financial statements in the comparable prior year period. The result is the current period results in U.S. dollars, as if foreign exchange rates had not changed from the prior year period. Additionally, we exclude any transactional foreign currency impacts, reported within the other non-operating income (expense), net line item, from our current period results.
Our guidance or long-term targets for any of the measures noted above are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide guidance for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

RECONCILIATION TO NEAREST U.S. GAAP MEASURES
Reconciliation by Line Item

(In millions, except per share data) (Unaudited)	For the Three Months Ended June 30, 2025
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Net income (loss) attributable to MCBC per diluted share
Reported (U.S. GAAP)	$(1,918.9)	$(693.1)	$554.9	$428.7	$2.13
Non-GAAP Adjustments (pre-tax)
Restructuring	—	—	8.6	8.6	0.04
(Gains) losses on disposals and other	—	—	0.6	0.6	—
Unrealized mark-to-market (gains) losses	(7.0)	—	(7.0)	(7.0)	(0.03)
Other items(1)	—	(0.1)	(25.6)	(25.6)	(0.13)
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	—	—	6.0	0.03
Adjustment for redeemable noncontrolling interest recorded to the redemption value	—	—	—	1.0	—
Underlying (Non-GAAP)	$(1,925.9)	$(693.2)	$531.5	$412.3	$2.05

(In millions, except per share data) (Unaudited)	For the Three Months Ended June 30, 2024
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Net income (loss) attributable to MCBC per diluted share
Reported (U.S. GAAP)	$(1,922.4)	$(728.5)	$559.9	$427.0	$2.03
Non-GAAP Adjustments (pre-tax)
Restructuring	—	—	(0.2)	(0.2)	—
(Gains) losses on disposals and other	—	—	0.1	0.1	—
Unrealized mark-to-market (gains) losses	(28.8)	—	(28.8)	(28.8)	(0.14)
Other items	—	0.4	0.2	0.2	—
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	—	—	5.9	0.03
Underlying (Non-GAAP)	$(1,951.2)	$(728.1)	$531.2	$404.2	$1.92

(In millions, except per share data) (Unaudited)	For the Six Months Ended June 30, 2025
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Diluted earnings per share
Reported (U.S. GAAP)	$(3,372.1)	$(1,346.3)	$711.2	$549.7	$2.71
Non-GAAP adjustments (pre-tax)
Restructuring(2)	—	—	28.0	28.0	0.14
(Gains) losses on disposals and other	—	—	0.6	0.6	—
Unrealized mark-to-market (gains) losses	(25.7)	—	(25.7)	(25.7)	(0.13)
Other items(1)	—	(0.2)	(51.5)	(51.5)	(0.25)
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	—	—	11.9	0.06
Adjustment for redeemable noncontrolling interest recorded to the redemption value	—	—	—	1.0	—
Underlying (Non-GAAP)	$(3,397.8)	$(1,346.5)	$662.6	$514.0	$2.54

(In millions, except per share data) (Unaudited)	For the Six Months Ended June 30, 2024
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Diluted earnings per share
Reported (U.S. GAAP)	$(3,555.3)	$(1,383.1)	$825.3	$634.8	$2.99
Non-GAAP adjustments (pre-tax)
Restructuring	—	—	(1.1)	(1.1)	(0.01)
(Gains) losses on disposals and other	—	—	(5.3)	(5.3)	(0.02)
Unrealized mark-to-market (gains) losses	(29.6)	—	(29.6)	(29.6)	(0.14)
Other items	—	0.9	0.7	0.7	—
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	—	—	7.5	0.04
Underlying (Non-GAAP)	$(3,584.9)	$(1,382.2)	$790.0	$607.0	$2.86

(1)    During the first quarter of 2025, we made an investment in Fevertree Drinks plc and hold a minority interest. As a result, for the three and six months ended June 30, 2025, we recorded an unrealized fair value adjustment of $25.5 million and $51.2 million, respectively.
(2)    During the third quarter of 2024, we made the decision to wind down or sell certain U.S. craft businesses and related facilities within the Americas segment. As a result, we recorded employee-related and asset abandonment charges, including accelerated depreciation in excess of normal depreciation of $17.9 million for the six months ended June 30, 2025.
Reconciliation to Underlying (Non-GAAP) Income (Loss) Before Income Taxes by Segment

(In millions) (Unaudited)	For the Three Months Ended June 30, 2025
	Americas	EMEA&APAC	Unallocated	Consolidated
U.S. GAAP Income (loss) before income taxes	$538.2	$64.8	$(48.1)	$554.9
Cost of goods sold(1)	—	—	(7.0)	(7.0)
Marketing, general & administrative	(0.1)	—	—	(0.1)
Other non-GAAP adjustment items(2)	(23.9)	7.6	—	(16.3)
Total non-GAAP adjustment items	$(24.0)	$7.6	$(7.0)	$(23.4)
Underlying (Non-GAAP) income (loss) before income taxes	$514.2	$72.4	$(55.1)	$531.5

(In millions) (Unaudited)	For the Three Months Ended June 30, 2024
	Americas		EMEA&APAC	Unallocated	Consolidated
U.S. GAAP Income (loss) before income taxes	$487.1		$81.2	$(8.4)	$559.9
Cost of goods sold(1)	—		—	(28.8)	(28.8)
Marketing, general & administrative	0.5	0	(0.1)	—	0.4
Other non-GAAP adjustment items(2)	(0.2)		(0.1)	—	(0.3)
Total non-GAAP adjustment items	$0.3		$(0.2)	$(28.8)	$(28.7)
Underlying (Non-GAAP) income (loss) before income taxes	$487.4		$81.0	$(37.2)	$531.2

(In millions) (Unaudited)	For the Six Months Ended June 30, 2025
	Americas	EMEA&APAC	Unallocated	Consolidated
U.S. GAAP Income (loss) before income taxes	$747.5	$45.6	$(81.9)	$711.2
Cost of goods sold(1)	—	—	(25.7)	(25.7)
Marketing, general & administrative	(0.2)	—	—	(0.2)
Other non-GAAP adjustment items(2)	(30.3)	7.6	—	(22.7)
Total non-GAAP adjustment items	$(30.5)	$7.6	$(25.7)	$(48.6)
Underlying (Non-GAAP) income (loss) before income taxes	$717.0	$53.2	$(107.6)	$662.6

(In millions) (Unaudited)	For the Six Months Ended June 30, 2024
	Americas	EMEA&APAC	Unallocated	Consolidated
U.S. GAAP Income (loss) before income taxes	$807.7	$70.2	$(52.6)	$825.3
Cost of goods sold(1)	—	—	(29.6)	(29.6)
Marketing, general & administrative	1.0	(0.1)	—	0.9
Other non-GAAP adjustment items(2)	(0.2)	(6.4)	—	(6.6)
Total non-GAAP adjustment items	$0.8	$(6.5)	$(29.6)	$(35.3)
Underlying (Non-GAAP) income (loss) before income taxes	$808.5	$63.7	$(82.2)	$790.0

(1)Reflects changes in our mark-to-market positions on our derivative hedges recorded as COGS within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivative without the resulting unrealized mark-to-market volatility.
(2)See the Reconciliations by Line Item table for further information on our non-GAAP adjustments.

Underlying (Non-GAAP) Depreciation and Amortization Reconciliation

(In millions) (Unaudited)	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
U.S. GAAP depreciation and amortization	$170.1	$167.7	$350.4	$336.7
Accelerated depreciation(1)	—	—	(17.9)	—
Underlying (Non-GAAP) depreciation and amortization	$170.1	$167.7	$332.5	$336.7

(1)During the third quarter of 2024, we made the decision to wind down or sell certain U.S. craft businesses and related facilities within the Americas segment. As a result, we recorded employee-related and asset abandonment charges, including accelerated depreciation in excess of normal depreciation of $17.9 million for the six months ended June 30, 2025.

Effective Tax Rate Reconciliation

(Unaudited)	For the Three Months Ended
	June 30, 2025	June 30, 2024
U.S. GAAP Effective Tax Rate	24%	24%
Tax effect of non-GAAP adjustment items and discrete tax items(1)	(1%)	—%
Underlying (Non-GAAP) Effective Tax Rate	23%	24%

(1)Adjustments related to the tax effect of non-GAAP adjustment items, as well as certain discrete tax items excluded from our underlying effective tax rate. Discrete tax items include certain significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items
Underlying (Non-GAAP) Free Cash Flow

(In millions) (Unaudited)	For the Six Months Ended
	June 30, 2025	June 30, 2024
U.S. GAAP Net Cash Provided by (Used In) Operating Activities	$627.6	$894.6
Additions to property, plant and equipment, net(1)	(400.6)	(392.2)
Cash impact of non-GAAP adjustment items(2)	66.5	2.6
Underlying (Non-GAAP) Free Cash Flow	$293.5	$505.0

(1)Included in net cash provided by (used in) investing activities.
(2)Included in net cash provided by (used in) operating activities and reflects the $60.6 million payment as final resolution of the Keystone litigation case paid during the three months ended March 31, 2025. Additionally, includes costs paid for restructuring activities for the six months ended June 30, 2025 and June 30, 2024.
Net Debt and Net Debt to Underlying (Non-GAAP) EBITDA Ratio

(In millions except net debt to underlying EBITDA ratio) (Unaudited)	As of
	June 30, 2025	June 30, 2024
U.S. GAAP Current portion of long-term debt and short-term borrowings	$62.3	$894.2
Add: Long-term debt	6,257.0	6,161.5
Less: Cash and cash equivalents	613.8	1,647.3
Net debt	$5,705.5	$5,408.4
Q2 Underlying EBITDA	$763.9	750.1
Q1 Underlying EBITDA	353.3	476.2
Q4 Underlying EBITDA	558.5	566.1
Q3 Underlying EBITDA	692.3	742.9
Non-GAAP Underlying EBITDA(1)	$2,368.0	$2,535.3
Net debt to underlying (Non-GAAP) EBITDA ratio	2.41	2.13

(1)Represents underlying EBITDA on a trailing twelve month basis.

Underlying (Non-GAAP) EBITDA Reconciliation

(In millions) (Unaudited)	For the Three Months Ended
	June 30, 2025	June 30, 2024
U.S. GAAP Net income (loss)	424.3	425.3
Interest expense (income), net	58.5	51.2
Income tax expense (benefit)	130.6	134.6
Depreciation and amortization	173.9	167.7
Non-GAAP adjustments to arrive at underlying EBITDA(1)	(23.4)	(28.7)
Underlying (Non-GAAP) EBITDA	$763.9	$750.1

(1)Includes pre-tax non-GAAP adjustments to Net income (loss) as described in other non-GAAP reconciliation tables above excluding non-GAAP adjustments to interest expense (income), net and depreciation and amortization (including amortization of cloud-based software implementation costs). See the (i) Reconciliations to Nearest U.S. GAAP Measures by Line Item, (ii) Underlying Depreciation and Amortization Reconciliation and (iii) Underlying Net Interest Income (Expense), net Reconciliation tables for further information on our non-GAAP adjustments.